EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Precise Software Solutions Ltd. (Form S-8 No. 333-45618, Form S-3 No. 333-65876 and Form S-8 No. 333-65878) of our report dated February 20, 2001, reissued as of August 31, 2001, with respect to the financial statements of W. Quinn Associates, Inc. and its subsidiary for the year ended December 31, 2000, included in Precise Software Solutions Ltd.'s Current Report on Form 8-K/A dated November 9, 2001.

/s/ Hoffman, Fitzgerald & Snyder, P.C.
McLean, Virginia
November 9, 2001